UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2008
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20511 Lake Forest Drive
Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.
The annual meeting of stockholders of Western Digital Corporation (the “Company”) was held on November 6, 2008. Results of the voting at the meeting are set forth below.
     Election of Directors. The stockholders elected the following ten directors to hold office until the next annual meeting and until their successors are elected and qualified. The voting results were as follows:

	For	Against	Abstain
Peter D. Behrendt	192,135,883	1,917,671	214,532

Kathleen A. Cote	193,433,617	626,597	207,873

John F. Coyne	192,156,737	1,934,638	176,712

Henry T. DeNero	193,450,609	586,228	231,249

William L. Kimsey	193,464,795	571,568	231,724

Michael D. Lambert	193,375,025	710,445	182,617

Matthew E. Massengill	191,902,252	2,184,745	181,090

Roger H. Moore	191,293,314	2,683,831	290,941

Thomas E. Pardun	191,744,029	2,316,839	207,218

Arif Shakeel	191,808,202	2,305,994	153,891
     Approval of amendment to 2005 Employee Stock Purchase Plan. The stockholders approved an amendment to the Company’s 2005 Employee Stock Purchase Plan to increase by 8,000,000 the number of shares of the Company’s common stock available for issuance under the plan. The voting results were as follows:

For	Against	Abstain
164,045,160	2,230,321	144,495
     Appointment of KPMG LLP as independent registered public accounting firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 3, 2009. The voting results were as follows:

For	Against	Abstain
191,542,355	2,535,350	190,382

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

Date: November 12, 2008	By:	/s/ Raymond M. Bukaty Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary